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                                                                 Exhibit 23(l)


                   Consent of Independent Public Accountants


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Union Planters Corporation, and in the Prospectus required in connection therewith, of our report dated February 19, 1993, relating to the consolidated financial statements of Clin-Ark Bankshares, Inc. as of December 31, 1992, and for the year then ended, which report appears on page 1 of Exhibit 99(d) in the Current Report on Form 8-K dated January 10, 1994, of Union Planters Corporation.





                                                    /s/ Frost & Company
                                                    Certified Public Accountants

Little Rock, Arkansas
January 12, 1994